Exhibit 10.1

HFUS Purchase Agreement for Hartford Great Health Management (Shanghai), Ltd.

Seller (Hereinafter referred to as “Party A”): Joo Allen Yishan

Purchaser (Hereinafter referred to as “Party B”): Hartford Great Health Corp. (HFUS)

According to the "Contract Law of the People's Republic of China" and the "Corporate Law of the People's Republic of China" and other relevant laws and regulations, the two parties reached an agreement on the transfer of 100% equity of Hartford Great Health Management (Shanghai), Ltd. (a shell company) from Party A to Party B by negotiation on the principle of equality and mutual benefit.

Article 1 Transfer of Equity and Subject Matter
Party A agrees to sell 100% of the shares of Hartford Great Health Management (Shanghai), Ltd. (hereinafter referred to as “Shanghai Hartford”) to Party B; Party B agrees to accept the transfer of 100% of the shares held by Party A in accordance with the terms of this agreement. After the transfer of the above equity, Party B shall be entitled to 100% of the equity of the “the Company” and the corresponding shareholder rights according to the corporate law.

Article 2 Transfer of Equity Price
Party A and Party B unanimously agreed that the transfer price of the 100% equity of the “Shanghai Hartford” for a total amount of 907,737.23 RMB. The selling price is based on the financial statements of Party A (including the third party entrusted by Party A).  The amount is actual expenses of setting up “Shanghai Hartford”, a shell company.

Article 3 Transfer of Equity
3.1  Within 30 days of effective date of this Agreement, Party A shall complete the following procedures for the transfer and hand over:

3.2  Transfer the management rights of the "Shanghai Hartford" to Party B;

3.3  Actively assist and cooperate with Party B to revise and sign the relevant documents required for the equity transfer in accordance with the relevant laws and regulations and the provisions of the “Shanghai Hartford” , and jointly handle the registration procedures of the “Shanghai Hartford” related to the industrial and commercial administrations;

Transfer all of the documents and materials of  "Shanghai Hartford" to Party B;

Article 4  Payment of Equity Transfer Price
4.1  Party B shall complete foreign exchange settlement and convert US dollars to RMB currency and transfer the fund to “Shanghai Hartford” bank account.

4.2  When Party B has control over “Shanghai Hartford” bank account, RMB 907,737.23 will be paid to Party A or Party A’s  assigned party.

Article 5  Seller’s Obligation
5.1  Party A shall cooperate with and assist Party B in conducting the evaluation and financial audit of  “Shanghai Hartford”.

5.2  Party A shall promptly sign all documents related to the approval of the equity transfer.

5.3  Party A will assist Party B in handling the approval of such equity, filing procedures and registration of industrial and commercial changes in accordance with the provisions of this Agreement.

Article 6  Purchaser’s Obligation

6.1  Party B is obligated to pay Party A the transfer price of the equity in accordance with the provisions of Article 4 of this Agreement.

6.2   Party B shall, in accordance with the provisions of this Agreement, be responsible for supervising “Shanghai Hartford” to promptly handle the procedures for the approval of such equity transfer and the registration of industrial and commercial changes.

6.3 Party B shall promptly issue and sign relevant documents for the completion of such equity transfer.

Article 7  Statement and Warranty

7.1.  Seller’s irrevocable statement and warranty

7.1(a)  The ownership transfers of all shares of “Shanghai Hartford” is entirely voluntary by Party A.

7.1(b)  All the statements, explanations or warranties, commitments and all materials presented to Party B by Party A for the transaction are true, legal and valid, and there are no falsifications, such as fiction, forgery, concealment or omission.

7.1(c)  Party A does not have any form of lean on all of its shares, nor does it have any form of legal know-how, and guarantees that Party B will not encounter any form of rights barrier or face similar obstacles after receiving such shares.

7.1(d)  Party A has made a full and true disclosure of the background of the equity and the actual status of the “Shanghai Hartford”, and has not concealed any content that would have a material adverse effect or potential adverse impact on the exercise of the equity of Party B.

7.1(e)  Party A's warrants and has full legal rights to fulfill the obligations stated in this Agreement. By signing this Agreement, Party A is under the rights and obligations that does not violate the provisions of the Articles of Incorporation of “Shanghai Hartford”, and there is no known legal obstacles or restrictions in executing the Agreement.

7.1(f)  The representative of Party A has been authorized to sign this Agreement through all necessary legal proceedings.

7.1(g)  After the effective date of this Agreement, it will constitute a legal, valid and binding document to Party A.

7.2  Purchaser’s irrevocable statement and warranty

7.2(a)  The receipt of the ownership transfer of all of the shares of “Shanghai Hartford” is entirely voluntary of Party B.

7.2(b)  Party B has the right to enter into this Agreement and to perform its rights and obligations under this Agreement without violating the provisions of Party B's Articles of Incorporation, and there are no legal obstacles or restrictions.

7.2(c)  Party B warrants that the transfer of the shares is true and that it has sufficient ability to perform this agreement.

7.2(d)  The representative of Party B has been authorized to sign this Agreement through all necessary legal proceedings.

Article 8  Applicable Law and Dispute Resolution

8.1  The conclusion, entry into force, interpretation, performance and settlement of disputes shall be governed by laws and regulations such as the Contract Law of the People's Republic of China and the Corporate Law of the People's Republic of China. If any content contained within this Agreement conflicts with existing laws and regulations, the law and provisions of the regulations shall prevail.

8.2 Any disputes that arise in connection with this Agreement shall be settled amicably by negotiation.  In case the dispute is not settled through negotiation within 30 days, both parties shall have the right to file a lawsuit in the People's Court in the city where the agreement is signed.

Article 9  Validity of the Agreement

This agreement is made in two copies, each party holds one copy and becomes valid upon signing and stamp with corporate seals by both parties.  Matters not covered in this Agreement shall be agreed upon by the parties in a supplementary agreement if needed.

JOO ALLEN YISHAN	Hartford Great Health Corp.(HFUS)
Seller (Party A): Joo Allen Yishan	Purchaser (Party B): Hartford Great Health Corp.(HFUS)

__________________________	__________________________
Legal Authorized Signer	Legal Authorized Signer

Signature Date: February 27, 2019
HFUS Purchase Agreement for Hartford Great Health Management (Shanghai), Ltd.

Supplemental Agreement 2019-03-20

JOO ALLEN YISHAN
Seller (Hereinafter referred to as “Party A”): Joo Allen Yishan
Hartford Great Health Corp.（HFUS）
Purchaser (Hereinafter referred to as “Party B”): Hartford Great Health Corp. (HFUS)

After the signing of the "HFUS Purchase Agreement for Hartford Great Health Management (Shanghai), Ltd." (hereinafter referred to as “Shanghai Hartford”) on February 27, 2019, the two parties agreed to sign the following supplementary agreement:

1. In addition to the equity transfer of Hartford Great Health Management (Shanghai), Ltd., sold to Party B for RMB 907,737.23, Party A has RMB 784,9442.7 in accounts payable which was borrowed from non-related parties.

2. As of March 31, 2019, the details of the “Shanghai Hartford” financial accounts payable borrowed from non-related parties is as follows:

2.1  Loan payable of RMB 4.5 million was borrowed from Shanghai Qiaohong Real Estate Co., Ltd. for the acquisition of a 90% share of Shanghai Qiao Garden International Travel Agency which has a registered capital of RMB 5 million.

2.2  The accounts payable of RMB 3,349,442.70 was used to pay for rent, staff salaries, and office expenses.  Of this payable amount, RMB 1.2 million was a loan borrowed from Hangzhou Hartford Comprehensive Health Management Co., Ltd. and RMB 2,149,442.70 was a loan borrowed from Shanghai Qiaohong Real Estate Co., Ltd.

3. Upon receipt of 100% equity shares of “Shanghai Hartford”, Party B agrees to bear the above-mentioned accounts payable of RMB 7,849,442.70, and to continue to use existing office space and personnel.  Party B will start to return the above stated loans payables once it begins receiving funds to cover the registered capital.

4. This agreement is made in two copies, each party holds one copy and becomes valid upon signing by both parties.

JOO ALLEN YISHAN	Hartford Great Health Corp.(HFUS)
Seller (Party A): Joo Allen Yishan	Purchaser (Party B): Hartford Great Health Corp.(HFUS)

/s/signed	/s/ signed
Signature	Signature

Signature Date: March 20, 2019